SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

              PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                         August 1, 1995
       --------------------------------------------------
       (Date of Report [Date of earliest event reported])



             COMPUTER ASSOCIATES INTERNATIONAL, INC.
     ------------------------------------------------------
     (Exact name of registrant as specified in its charter)




           Delaware          0-10180          13-2857434
        ---------------------------------------------------
        (State or other   (Commission      (I.R.S. Employer
         jurisdiction of   File Number)     Identification No.)
          incorporation)


        1 Computer Associates Plaza, Islandia, NY  11788-7000
        ------------------------------------------------------
      (Address of principal executive office)        (Zip Code)

                           (516) 342-5224
           ---------------------------------------------
           (Registrant's telephone, including area code)


                           Not Applicable
     -------------------------------------------------------------
     (Former name or former address, if changed since last report)

Item 2   Acquisition or Disposition of Assets

      (a) On June 1, 1995, Computer Associates International, Inc. (the "Registrant"), through a wholly owned subsidiary, VR126, Inc. ("VR126"), commenced a tender offer for all of the issued and outstanding shares of Legent Corporation ("Legent") common stock at a price of $47.95 per share in cash. The purchase price was determined through a series of arms length negotiations between officers and representatives of the Registrant and Legent's representatives and Board of Directors. The offer was made pursuant to a definitive Agreement and Plan of Merger dated as of May 25, 1995 (the "Agreement") among the Registrant, VR126 and Legent. On August 1, 1995, the Registrant through VR126 accepted for payment approximately 37.9 million shares of Legent outstanding common stock validly tendered in the offer representing approximately 98% of the outstanding shares (approximately 90% on a fully diluted basis).

Legent is engaged in the design, development, marketing and support of a broad range of computer software products for the management of information systems. Legent markets software products which are used to manage mainframe, midrange, server, workstation and PC systems deployed throughout a business enterprise. Legent's products and services are designed to improve the efficiency of computer resources by providing data integrity, managing applications, moving files among users, providing back-up and security capabilities, enhancing system utilization, monitoring processing performance and accounting for the usage of system resources. Legent's assets consist of cash, receivables, property and equipment, purchased software products and other tangible and intangible assets. Legent's liabilities consist primarily of trade payables and normal accruals. The purchase price and associated charges will be allocated among the identifiable tangible and intangible assets of Legent based on their fair market value at the acquisition date under the purchase method of accounting for business combinations. The cost of purchased research and development for that portion of the acquired technology that has not reached the working model stage and has no alternative future use will be written off against the Registrant's earnings in its second quarter ending September 30, 1995. The after-tax charge against earnings is initially estimated to be approximately $800 million, or approximately $5.00 per share.

The pending merger of VR126 and Legent will become effective as soon as practicable after the satisfaction of the conditions set forth in, and subject to the terms of, the Agreement, but in no event earlier November 6, 1995. Once the pending merger becomes effective, Legent will become a wholly owned subsidiary of the Registrant.

The total funds needed to consummate the offer and the merger is approximately $1.8 billion. The Registrant has obtained and will continue to obtain such funds from the Registrant's general corporate funds and drawings under the Registrant's $2 billion Credit Agreement dated as of July 24, 1995, between the Registrant, the banks and other financial institutions party thereto and Credit Suisse, as Agent. The names of the other lenders are set forth in the Credit Agreement. The Credit Agreement is a five-year reducing revolving credit agreement initially having a borrowing cost at LIBOR plus 5/8%. The Credit Agreement calls for the maintenance of certain financial conditions and ratios.

(b) Legent utilized its assets in its computer software business, and the Registrant intends to continue such use in its own software business.

Item 7.  Financial Statements, Pro Forma Financial Information and
         Exhibits.

      (a)  Financial statements of business acquired.

The required financial statements of Legent were previously reported in Legent's Annual Report on Form 10-K for the year ended September 30, 1994 and Quarterly Reports on Form 10-Q for the quarters ended December 31, 1994 and March 31, 1995, respectively, and incorporated herein by reference.

      (b)  Pro forma financial information.

The following unaudited pro forma combined condensed balance sheet as of June 30, 1995, and the unaudited pro forma combined condensed income statements for the year ended March 31, 1995 and the quarter ended June 30, 1995, give effect to the merger of Legent as if it had occurred on June 30, 1995 for purposes of the balance sheet and as of April 1, 1994 and April 1, 1995, respectively, for purposes of the income statements. The unaudited pro forma information is based on the historical financial statements of the Registrant and Legent giving effect to the transaction under the "purchase" method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements.

The Registrant has a fiscal year end of March 31 while Legent has a fiscal year end of September 30. As a result, the operations for the twelve months ended March 31, 1995 for the Registrant have been combined with the twelve months ended March 31, 1995 for Legent. Legent's twelve month period was derived by adding Legent's six months ended September 30, 1994 with its six months ended March 31, 1995.

The after-tax charge of $800 million resulting from purchased research and development costs has been reflected in stockholder's equity in the pro forma consolidated condensed balance sheet at June 30, 1995. This same charge has been excluded from the pro forma consolidated condensed income statements for the year ended March 31, 1995 and the quarter ended June 30, 1995 consistent with Rule 11-02 of Regulation S-X.

The unaudited pro forma statements have been prepared by the Registrant's management based upon the financial information of the Registrant and Legent. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations which would actually have been reported had the acquisition been in effect during these periods or which may be reported in the future. These unaudited pro forma financial statements should be read in conjunction with the separate notes to unaudited financial statements and related notes thereto of the Registrant and Legent.



                                            Pro Forma Condensed Combined Balance Sheets
                                                    of the Registrant and Legent
                                                           As of June 1995
                                                            (Unaudited)

                                                      (Amounts in Thousands)
                                            Historical  Historical     Pro Forma      Pro Forma
                                            Registrant   Legent(a)    Adjustments      Results
                                            ----------- ----------- --------------   ----------

ASSETS:

Cash and cash equivalents.................       65,149     114,450  (     49,110)(b)   130,489
Marketable securities.....................      181,794      25,068                     206,862
Trade and installment accounts
  receivable - net........................      664,861     187,674                     852,535
Inventories and other current assets......       60,049      57,592                     117,641
                                            ----------- ----------- -------------    ----------
   TOTAL CURRENT ASSETS...................      971,853     384,784  (     49,110)    1,307,527

INSTALLMENT ACCOUNTS
  RECEIVABLE, due after one year - net....    1,150,708     107,007                   1,257,715

PROPERTY AND EQUIPMENT - net..............      334,462     108,445                     442,907

PURCHASED SOFTWARE PRODUCTS - net.........      328,386      97,171       485,000 (c)   910,557

GOODWILL - net............................      295,707                   335,020 (c)   630,727

INVESTMENT AND OTHER NONCURRENT ASSETS....       87,219      71,544                     158,763
                                            ----------- ----------- -------------    ----------
   TOTAL ASSETS                               3,168,335     768,951       770,910     4,708,196
                                            =========== =========== =============    ==========

LIABILITIES AND STOCKHOLDERS' EQUITY:

LOANS PAYABLE - BANKS.....................      105,000                 1,729,908 (b) 1,834,908
OTHER CURRENT LIABILITIES.................      580,807      79,279       430,022 (d) 1,090,108
LONG TERM DEBT AND OTHER..................       48,140      12,653                      60,793
DEFERRED INCOME TAXES.....................      466,906                    88,000 (c)   554,906
DEFERRED MAINTENANCE......................      302,366     186,022  (    186,022)(c)   302,366
STOCKHOLDERS' EQUITY......................    1,665,116     490,997  (  1,290,998)(c)   865,115
                                            ----------- ----------- -------------    ----------
   TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY...................    3,168,335     768,951       770,910     4,708,196
                                            =========== =========== =============    ==========

See Notes to Pro Forma Condensed Combined Financial Statements.






                                            Pro Forma Condensed Combined Income Sheets
                                                    of the Registrant and Legent
                                              For the twelve months ended March 1995
                                                            (Unaudited)

                                              (In thousands, except per share amounts)



                                            Historical  Historical     Pro Forma      Pro Forma
                                            Registrant   Legent(a)  Adjustments(l)     Results
                                            ----------- ----------- --------------   ----------

Product revenue and other related income..    1,903,349     289,097                   2,192,446
Maintenance fees..........................      719,643     222,455  (    124,703)(e)   817,395
                                            ----------- ----------- -------------    ----------
   TOTAL REVENUE..........................    2,622,992     511,552  (    124,703)    3,009,841
                                            ----------- ----------- -------------    ----------
Costs and Expenses:

Selling, marketing and admin..............    1,051,096     276,592  (    107,698)(g) 1,219,990
Product development.......................      232,785      43,692                     276,477

Commissions and royalties.................      127,436      34,274                     161,710
Depreciation and amortization.............      257,699      50,635       214,908 (h)   523,242
Interest expense (income), net............        8,057  (    7,165)      141,794 (j)   142,686
Purchased research and development........      249,300                                 249,300
Restructuring Charge......................                   16,935                      16,935
                                            ----------- ----------- -------------    ----------
   TOTAL COSTS AND EXPENSES...............    1,926,373     414,963       249,004     2,590,340
                                            ----------- ----------- -------------    ----------
Income (loss) before taxes........              696,619      96,589  (    373,707)      419,501

Income tax expense (benefit)......              264,715      34,335  (    143,835)(k)   155,215
                                            ----------- ----------- -------------    ----------
   NET INCOME (LOSS)..............              431,904      62,254  (    229,872)      264,286
                                            =========== =========== =============    ==========

   NET INCOME PER SHARE...........                 2.57        1.67                        1.57
                                            =========== ===========                  ==========

   SHARES USED IN COMPUTATION.....              168,038      37,190                     168,038
                                            =========== ===========                  ==========

See Notes to Pro Forma Condensed Combined Financial Statements.


                                            Pro Forma Condensed Combined Income Sheets
                                                    of the Registrant and Legent
                                               For the three months ended June 1995
                                                            (Unaudited)
                                              (In thousands, except per share amounts)

                                            Historical  Historical     Pro Forma      Pro Forma
                                            Registrant   Legent(a)  Adjustments(l)     Results
                                            ----------- ----------- --------------   ----------
Product revenue and other related income..      396,802      57,708                     454,510
Maintenance fees..........................      180,650      58,527  (     51,583)(f)   187,594
                                            ----------- ----------- -------------    ----------
   TOTAL REVENUE..........................      577,452     116,235  (     51,583)      642,104
                                            ----------- ----------- -------------    ----------
Costs and Expenses:
Selling, marketing and admin..............      277,279      71,607  (     26,924)(g)   321,962
Product development.......................       60,940      12,472                      73,412
Commissions and royalties.................       26,081       7,073                      33,154
Depreciation and amortization.............       71,222      13,438        53,727 (i)   138,387
Interest expense (income), net............        1,376  (    2,209)       35,448 (j)    34,615
                                            ----------- ----------- -------------    ----------
   TOTAL COSTS AND EXPENSES...............      436,898     102,381        62,251       601,530
                                            ----------- ----------- -------------    ----------
Income (loss) before taxes........              140,554      13,854  (    113,834)       40,574

Income tax expense (benefit)......               52,005       4,987  (     41,979)(k)    15,013
                                            ----------- ----------- -------------    ----------
   NET INCOME (LOSS)..............               88,549       8,867  (     71,855)       25,561
                                            =========== =========== =============    ==========

   NET INCOME PER SHARE...........                  .53         .24                         .15
                                            =========== ===========                  ==========

   SHARES USED IN COMPUTATION.....              168,446      37,550                     168,446
                                            =========== ===========                  ==========

See Notes to Pro Forma Condensed Combined Financial Statements.

               Computer Associates International, Inc.
      Notes to Pro Forma Condensed Combined Financial Statements



(a) Certain reclassifications were made to conform to the Registrant's headings.


(b) Represents borrowings, net of cash, used to finance the acquisition of Legent common stock.


(c) Estimated valuation adjustments of Legent assets and liabilities resulting from the preliminary allocation of the purchase price, elimination of stockholders' equity and the estimated $800 million after tax charge taken at time of acquisition for purchased research and development costs. See (l) below for additional information.


(d) Accrued expenses associated with preliminary cost estimates, including severence costs, termination of leases, cost to provide maintenance contracts existing at date of acquisition and other reserves.


(e) Ratable recognition of maintenance assuming acquisition had taken place on April 1, 1994.


(f) Ratable recognition of maintenance assuming acquisition had taken place on April 1, 1995.


(g) Cost of providing maintenance contracts exisiting at date of acquisition and accrued at that time.


(h) Additional amortization of purchased software and goodwill resulting from Legent acquisition assuming acquisition had taken place on April 1, 1994.

    Amortization of purchased software was based on 5-year life. Goodwill is amortized on a 20-year basis.


(i) Additional amortization of purchased software and goodwill resulting from

    Legent acquisition assuming acquisition had taken place on April 1, 1995.

    Amortization of purchased software was based on 5-year life. Goodwill is amortized on a 20-year basis.


(j) Interest expense associated with purchase consideration assuming 8% per annum.


(k) Income tax benefit to bring the combined pro forma results to the Registrant's combined effective tax rate of 37%.


(l) The income statement presentation EXCLUDES the effect of an estimated $800 million after tax charge to operations taken at time of acquisition for purchased research and development costs related to acquired technology that has not reached the working model stage and has no alternative future use.

      (c) Exhibits.

1. Legent Corporation Annual Report on Form 10-K (File 0-17647) for the year ended September 30, 1994 previously filed and incorporated by reference herein.

2. Legent Corporation Form 10-Q (File 0-17647) for the quarter ended December 31, 1994 previously filed and incorporated herein by reference.

3. Legent Corporation Form 10-Q (File 0-17647) for the quarter ended March 31, 1995 previously filed and incorporated herein by reference.

4. Computer Associates International, Inc. Annual Report on Form 10-K (File 0-10180) for the year ended March 31, 1995 previously filed and incorporated herein by reference.

5.   Computer Associates International, Inc. Form 10-Q (File 0-
10180) for the quarter ended June 30, 1995 previously filed and incorporated herein by reference.

6. Agreement and Plan of Merger dated as of May 25, 1995 among the Registrant, VR126 and Legent (as amended by Amendment No. 1 thereto) previously filed as an Exhibit to the Registrant's Schedule 14D-1/13D (File 005-40253) and incorporated herein by reference.

7. Credit Agreement dated as of July 24, 1995, between Registrant, the banks and other financial institutions party thereto and Credit Suisse, as agent previously filed as an Exhibit to the Registrant's form 10-Q (File 0-10180) for the quarter ended June 30, 1995 and incorporated herein by reference.

                             SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

              Computer Associates International, Inc.

                           (Registrant)


              By: /s/Sanjay Kumar
                  -----------------------------------
                           Sanjay Kumar
                 President and Chief Operating Officer



Date: August 9, 1995